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                                                                     EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION

                                       OF

                           MXP REINCORPORATION CORP.

                                 April 14, 1997


              MXP Reincorporation Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

              FIRST: The name of the Corporation is MXP Reincorporation Corp.

              SECOND:       On April 14, 1997, the Board of Directors of the
Corporation, by the unanimous consent of its members, adopted a resolution setting forth the following amendment to the Certificate of Incorporation of the Corporation in accordance with Section 241 of the General Corporation Law of the State of Delaware ("DGCL"):

                     Article FIRST shall be deleted in its entirety and replaced with the following language:

                            FIRST: The name of the corporation is Pioneer
                     Natural Resources Company.

              THIRD: The Corporation has not received payment for any of its stock.

              FOURTH:       The Corporation has not elected officers.

              IN WITNESS WHEREOF, MXP Reincorporation Corp. has caused this Certificate to be executed pursuant to Section 103(a)(2)(b) of the DGCL by the undersigned, a majority of its directors, this 14th day of April, 1997.



                                                  /s/ I. JON BRUMLEY
                                                  ------------------------------
                                                  I. Jon Brumley



                                                  /s/ STEPHEN K. GARDNER
                                                  ------------------------------
                                                  Stephen K. Gardner



                                                  /s/ M. GARRETT SMITH
                                                  ------------------------------
                                                  M. Garrett Smith